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                                 January 6, 1998

Shigeru Suzuki
Tekelec Ltd.
Ogikubo Ekimae Building, 3F
5-28-13 Ogikubo
Suginami-ku, Tokyo 167
Japan

Dear Shigeru:

In a letter dated September 9, 1997 (the "Letter"), you and Tekelec confirmed the principal terms of your employment with Tekelec and Tekelec Japan effective January 1, 1998. Such terms included, among several items, a reduced work week beginning January 1, 1998.

You have requested that we amend the Letter to provide that your reduced workweek would commence on April 1, 1998 rather than January 1, 1998. We have considered your request and hereby accept your proposed change of the commencement date of your reduced work week from January 1, 1998 to April 1, 1998 subject to your acceptance of the amendments to the Letter as follows:

1. Replace the month "January" with the month "April" where it appears in the Letter on:

        (i)   Page 1, 2nd paragraph, 1st line;
        (ii)  Page 1, 3rd paragraph, 1st line; and
        (iii) Page 1, 4th paragraph, 3rd line

2. On Page 1, 2nd paragraph,2nd line, insert the phrase "commencing April 1, 1998" after the word "positions."

3. Your base salary and benefits (except to the extent modified or provided for in the Letter) for the three-month period commencing January 1, 1998 and ending March 31, 1998, will not be less favorable than your base salary and benefits at December 31, 1997.

Except as expressly provided above, all other terms remain unchanged and in full force and effect.

Please acknowledge your acceptance of the amendment to the Letter herein by signing and dating the enclosed copy of this letter where indicated below and returning such signed copy to me for receipt no later than January 31, 1998.

Sincerely,

/s/
Allan J. Toomer
President

Acknowledged and Accepted

/s/______________________________                  Dated January ___, 1998
Shigeru Suzuki